Exhibit 99.5

Jeff Noddle	Chairman of the Board and Chief Executive Officer

Filed by SUPERVALU INC.
SUPERVALU INC.	Pursuant to Rule 425 under the Securities Act of 1933
Subject Company: SUPERVALU INC., File #1-5418

PO Box 990

Minneapolis, MN 55440

952 828 4173

Fax 952 828 4336

January 23, 2006

Dear SUPERVALU Retailers,

The competitive landscape in the United States changes daily. We find ourselves constantly reinventing who we are while maintaining our rich, illustrious heritage. Today, I am pleased to announce that SUPERVALU is taking a significant step forward on a journey that will allow us to become one of the premier grocery companies in the nation.

In partnership with CVS and an investment group led by Cerberus Capital Management, L.P., we will be buying Albertson’s, Inc. SUPERVALU will acquire key retail operations from Albertsons including Acme Markets, Bristol Farms, Jewel-Osco, Shaw’s Supermarkets, Star Markets, as well as all Albertsons banner stores in the Intermountain, Northwest and Southern California regions. Also included are all the in-store pharmacies under the Osco and Sav-on banners. We have also sold 26 Cub Foods stores – 24 in the Chicago area and the Loves Park and Bloomington, Ill. stores – to the Cerberus-led investment group. The remaining 10 Cub Foods stores in Wisconsin and Illinois are not part of the agreement and will continue to be owned by SUPERVALU. The sale of these 26 Cub Foods stores and their in-store pharmacies is complete; the acquisition of Albertson’s, Inc., which is subject to shareholder and regulatory approval, is expected to close this summer.

This strategic move greatly enhances our opportunity to serve customers well into the 21st century by combining the assets, workforce and heritage of Albertsons with SUPERVALU. In the process, we remain diligently committed to our many partners: our local communities, supply chain customers, franchisees, licensees and suppliers.

Today’s news signals not only an increase in our internal retail expertise, but also an expansion of our geographic footprint that will add to our supply chain network. With these enhancements, we can confidently support you with industry-leading service levels and a best-in-class suite of services. Although it is too early to tell specifically how we all will benefit from the changes that are rapidly approaching, I can assure you that we will continue to operate with your best interests in mind. We believe in our mission of serving you better than anyone else can.

The promise of this announcement is exciting, and yet there is a lot of work ahead. We invite you to learn more about this acquisition by visiting our Web site at www.supervalu.com. We look forward to working with you as we transform SUPERVALU into America’s premier grocery company.

Sincerely,

CAUTIONARY STATEMENTS RELEVANT TO FORWARD-LOOKING INFORMATION FOR THE PURPOSE OF “SAFE HARBOR” PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Except for the historical and factual information contained herein, the matters set forth in this filing, including statements as to the expected benefits of the acquisition such as efficiencies, cost savings, market profile and financial strength, and the competitive ability and position of the combined company, and other statements identified by words such as “estimates,” “expects,” “projects,” “plans,” and similar expressions are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including required approvals by SUPERVALU and Albertsons stockholders and regulatory agencies, the possibility that the anticipated benefits from the acquisition cannot be fully realized or may take longer to realize than expected, the possibility that costs or difficulties related to the integration of Albertsons operations into SUPERVALU will be greater than expected, the impact of competition and other risk factors relating to our industry as detailed from time to time in each of SUPERVALU’s and Albertsons reports filed with the SEC. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Unless legally required, SUPERVALU undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

ADDITIONAL INFORMATION

SUPERVALU and Albertsons will file a joint proxy statement/prospectus with the Securities and Exchange Commission (SEC). INVESTORS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. You will be able to obtain the joint proxy statement/prospectus, as well as other filings containing information about SUPERVALU and Albertsons, free of charge, at the website maintained by the SEC at www.sec.gov. Copies of the joint proxy statement/prospectus and the filings with the SEC that will be incorporated by reference in the joint proxy statement/prospectus can also be obtained, free of charge, by directing a request to SUPERVALU INC., 11840 Valley View Road, Eden Prairie, Minnesota, 55344, Attention: Corporate Secretary, or to Albertsons, Inc., 250 East Parkcenter Boulevard, Boise, Idaho, 83706-3940, Attention: Corporate Secretary.

The respective directors and executive officers of SUPERVALU and Albertsons and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding SUPERVALU’s directors and executive officers is available in its proxy statement filed with the SEC by SUPERVALU on May 12, 2005, and information regarding Albertsons directors and executive officers is available in its proxy statement filed with the SEC by Albertsons on May 6, 2005. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained the joint proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available. Investors should read the joint proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions.